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                                                                 EXHIBIT 99h(vi)

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

     Pursuant to the Amended and Restated Administrative Services Agreement between HARTFORD LIFE INSURANCE COMPANY and HARTFORD SERIES FUND, INC. dated August 28, 2002 (the "Agreement"), HARTFORD EQUITY INCOME HLS FUND is hereby included as a new Fund. All provisions in the Agreement shall apply to Hartford Equity Income HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____________ day of ________________, 2003.


                               HARTFORD LIFE INSURANCE COMPANY


                               By:
                                     ------------------------------------


                               HARTFORD SERIES FUND, INC.
                               ON BEHALF OF:
                               Hartford Equity Income HLS Fund


                               By:
                                     -------------------------------------